EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 14th day of July, 2000.

AMONG:

          BRETT JOHNSTON, of 2996 Spuraway Avenue, Coquitlam, British Columbia, V3C 2E3

          ("Johnston")

          - and -

          ONE DAY HOLDINGS LTD., a company incorporated under the laws of British Columbia and having a head office at 1588 Rand Avenue, Vancouver, British Columbia, V6P 3G2

          ("One Day")

          (Johnston and One Day are collectively known as the "Vendors")

                                                               OF THE FIRST PART

AND:

          ABLEAUCTIONS.COM, INC., a company incorporated under the laws of Florida and having a head office at 7303 East Earll Drive, Scottsdale, Arizona, 85251

          (the "Purchaser")

                                                              OF THE SECOND PART

AND:

          JOHNSTON'S SURPLUS OFFICE SYSTEMS LTD., a company incorporated under the laws of British Columbia and having registered and records offices located at 2100 - 1075 West Georgia Street, Vancouver, British Columbia, V6E 3G2

          (the "Company")

                                                               OF THE THIRD PART

WHEREAS:

A. The Vendors are the registered and beneficial owners of 100% of the Company's issued and outstanding common shares; and


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B. The Vendors have agreed to sell and the  Purchaser has agreed to purchase not less than 100% of the Company's issued and outstanding common shares, subject to the following terms and conditions;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the promises, covenants, terms, conditions, representations, and warranties set forth in this Agreement, the parties agree as follows:

1. INTERPRETATION

Where used in this Agreement, the following words will have the following meanings:

(a)  "1933 Act" means the United States Securities Act of 1933, as amended;

(b) "Ableauctions Shares" means the 68,182 shares of common stock of the Purchaser at a deemed price of $11.00 (US$7.53) per share to be issued to the Vendors in accordance with section 2.2 of this Agreement;

(c) "Accounts Receivable" means all trade accounts, notes, and other debts arising out of the operation of the Business and owing to the Companies as at the Closing Date, whether due or to become due as at or after the Closing Date, and that are described in Schedule "F", together with those accounts receivable arising in the normal course of the Business between the date specified in Schedule "F" and the Closing Date;

(d) "Agreement" means this agreement, including the preamble and the Schedules, as supplemented or amended in effect from time to time;

(e) "Assets" means all personal property, choses in action, intangible or intellectual property (including patents, copyrights, trade-marks, trade names, or licenses), and all other assets of any kind owned by the Companies, including those described in Schedule "C";

(f) "Business" means the business carried on by the Companies described as the manufacturing, re-manufacturing, and retail sales of office furniture;

(g) "Closing Date" means the closing date of the transaction contemplated by this Agreement as defined in paragraph 6.1 of this Agreement;

(h)  "Company" means Johnston's Surplus Office Systems Ltd.;

(i)  "Companies" means, collectively, the Company and the Subsidiaries;

(j) "Contracts" means all material commitments, agreements, contracts, arrangements, instruments, leases, and other documents entered into by the Companies, by which the Companies are bound, or to which any of the Companies or the Assets are subject (other than the Permitted Liens) and that are described in Schedule "G";

(k)  "Exchange" means the American Stock Exchange;

(l) "Indebtedness" means all trade accounts, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities, and undertakings assumed, created, incurred, or made by the Companies, whether voluntary or involuntary, however incurred or made or arising, whether due


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     or not due  (except  accrued  employees'  salaries  that are not yet  due), absolute, inchoate, or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether the Companies may be liable individually or jointly with others, which are described in Schedule "E" (other than Permitted Liens) as at the date specified therein;

(m) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of any kind, regardless of form and whether consensual or arising by laws, statutory, or otherwise, that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Person any proprietary right;

(n) "Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust, or unincorporated organization, or any trustee, executor, administrator, or other legal representative;

(o)  "Permitted Liens" means the Liens described in Schedule "F";

(p)  "Purchaser" means Ableauctions.com, Inc.;

(q) "Securities Act" means the Securities Act (British Columbia) and the Securities Rules thereunder, both as amended from time to time;

(r) "Shares" means 10,000 common shares without par value of the Company, representing 100% of the Company's issued and outstanding shares, which the Vendors will transfer to the Purchaser;

(s) "Subsidiaries" means Surplus Office Systems Holdings, Inc. and Surplus Office Systems, LLC; and

(t) "Vendors" means Brett Johnston and One Day Holdings Ltd., being all of the shareholders of the Company as listed in the attached Schedule "A".

1.2 In this Agreement, except as otherwise expressly provided:

(a) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions;

(b) the singular of any term includes the plural and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited to" or words of similar import is used with reference to that term);

(c) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in Canada;

(d) any reference to a statute includes and is a reference to that statute and to the regulations made under that statute, with all amendments made to that statute and in force from time to time, and to any statute or regulations that may be passed that has the effect of supplementing or superseding that statute or those regulations;

(e) except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian funds; and

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(f)  any other term defined within the text of this Agreement has the meaning so ascribed.

1.3 The following are the Schedules to this Agreement:

         Schedule                  Description
         --------                  -----------
         A                         List of the Vendors
         B                         Financial Statements of the Companies
         C                         List of Assets
         D                         List of Indebtedness
         E                         List of Permitted Liens
         F                         List of Accounts Receivable
         G                         List of Contracts
         H                         Terms of Employment
         I                         Investment Letter
         J                         Employment Agreement

2. PURCHASE AND SALE OF SHARES

2.1 Subject to the conditions and on the terms set forth in this Agreement, the Purchaser agrees to purchase and the Vendors agree to sell to the Purchaser all of their right, title, and interest in and to the Shares.

2.2 On the Closing Date, the Purchaser will pay to the Vendors the purchase price of $1,250,000 for the Shares as follows:

(a)  the cash sum of $500,000; and

(b)  the balance of $750,000 by issuing to the Vendors the Ableauctions Shares.

     The $500,000 cash portion of the purchase price and the Ableauctions Shares will be divided between the Vendors pro rata in accordance with each Vendor's percentage interest in the Shares or as the Vendors may otherwise direct the Purchaser in writing.

2.3 The Vendors acknowledge that the Ableauctions Shares will, when issued, be validly issued as fully paid and non-assessable and will be issued pursuant to exemptions from registration and prospectus requirements available under applicable securities laws, and there will be restrictions on the transfer of the Ableauctions Shares as follows:

(a) U.S. Restrictions. Each of the Vendors agrees that it will not sell, assign, pledge, give, transfer, or otherwise dispose of the Ableauctions Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Ableauctions Shares under the 1933 Act and all applicable state securities laws or in a transaction that is exempt from the registration provisions of the 1933 Act and all applicable state securities laws.

(b) B.C. Restrictions. Each of the Vendors agree that it will not sell, assign, pledge, give, transfer, or otherwise dispose of the Ableauctions Shares or any interest therein, or make any offer or attempt to do any of the foregoing in British Columbia or any other province of Canada, except pursuant to a prospectus for which the applicable securities commission has issued a final receipt or in a transaction that is exempt from the registration and prospectus requirements of the applicable


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     provincial  securities  laws or until the  Purchaser  has been a  reporting issuer in that province for the required period and all other resale restrictions have been fulfilled. The Purchaser is not a reporting issuer in any province of Canada and has no present intention of becoming a reporting issuer anywhere in Canada in the future.

(c) Legend. The following legend will be affixed on the certificates representing the Ableauctions Shares owned by the Vendors and the Purchaser will affix this legend on each share certificate subsequently issued to the
     Vendors:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

(d)  Non-Compliance.  Any attempted sale,  assignment,  or other transfer of the
     Ableauctions   Shares  without  compliance  with  the  provisions  of  this
     Agreement will be void.

(e) Legal Advice. The Vendors have been cautioned to seek their own legal advice as to the resale restrictions applicable to the Ableauctions Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE VENDORS

3.1 Representations and Warranties of One Day: To induce the Purchaser to enter into and consummate this Agreement, One Day represents and warrants to the Purchaser as follows:

(a) One Day is the registered holder and beneficial owner of the Shares as set out in Schedule "A" and One Day has no other interest, legal or beneficial, direct or indirect, in any other securities of the Company or in the Assets or the Business;

(b) One Day's Shares are free and clear of all Liens, equities, or claims of any kind, except for rights contained in the existing shareholders' agreement, and the Shares are validly issued and outstanding as fully paid and non-assessable;

(c) the signing and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of One Day;


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(d)  One Day has the  power  and  capacity  and good and  sufficient  right  and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of its Shares to the Purchaser;

(e) this Agreement constitutes a legal, valid, and binding obligation of One Day and the Company, enforceable against One Day and the Company in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(f) One Day is a resident of Canada, as that term is defined in the Income Tax Act (Canada);

(g)  the Shares represent all of the Company's issued and outstanding shares;

(h) the Company is a corporation duly incorporated and validly existing under the laws of British Columbia, is in good standing regarding the filing of annual reports, and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(i) to the best of One Day's knowledge, neither the signing nor delivery of this Agreement, nor the completion of the purchase and sale of the Shares, will:

     (i) violate any of the terms and provisions of the Company's Memorandum or Articles, or any judgment, order, decree, statute, bylaw, regulation, covenant, restriction, or any Contract or agreement applicable to the Vendors, the Companies, or any of the Assets;

     (ii) give any Person the right to terminate or cancel any Contract or any other right, license, permit, or other benefit enjoyed by the Companies, or remove any of the Assets; or

     (iii)result in the creation or imposition of any Lien or restriction of any nature whatsoever in favour of any Person on or against the Assets or the Shares;

(j) the Company's authorized capital is 10,000 common shares without par value, all of which are held in the aggregate by the Vendors in the proportions set out in Schedule "A";

(k) to the best of One Day's knowledge, no Person has any agreement or option or a right capable of becoming an agreement:

     (i) to require the Companies to issue any other securities or to convert or exchange any securities into or for shares of the Companies;

     (ii) for the purchase, subscription, allotment, or issuance of any of the unissued shares of the Companies; or

     (iii)to require the Companies to purchase, redeem, or otherwise acquire any of their issued and outstanding shares;

(l) the Company legally and beneficially owns all of the issued and outstanding shares of Surplus Office Systems Holdings, Inc., which, to the best of One Day's knowledge, in turn legally and beneficially owns all of the issued and outstanding shares of Surplus Office Systems, LLC, all of which shares of the Subsidiaries are free and clear of all Liens, equities, or claims of any kind, and are validly issued and outstanding as fully paid and non-assessable;


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(m)  the Subsidiaries are  corporations  duly  incorporated and validly existing under the laws of Washington and are in good standing regarding the filing of annual reports or equivalent documents;

(n) the Companies are not indebted nor under any obligation to One Day or Paul McCrea or Patrick Hill except that the Company owes $93,162.22 to One Day for invoices rendered in respect of renovation expenses and except for lease obligations of the Company to One Day and affiliates of One Day;

(o) to the best of One Day's knowledge, neither the Vendors nor any director, officer, employee, or affiliate of the Companies are indebted or under obligation to the Company on any account whatsoever;

(p) neither the Company nor Surplus Office Systems Holdings, Inc. nor, to the best of One Day's knowledge, Surplus Office Systems, LLC, have made, declared, or authorized any dividends or other distribution on any of their shares except as otherwise disclosed to the Purchaser;

(q) the Companies have the corporate power to own the Assets owned by them as shown in Schedule "C" and to carry on the Business, the Company is duly registered and qualified to carry on business in British Columbia and the Subsidiaries are duly registered and qualified to carry on business in Washington and all other jurisdictions in which they do so;

(r) to the best of One Day's knowledge, the Companies have good and marketable title or rights to and possession of all the Assets free and clear of all Liens or other claims whatsoever, except the Permitted Liens, and, to the best of One Day's knowledge, neither the Vendors nor any of their family or affiliates own any Assets used by the Companies;

(s) neither the Company nor any of the Subsidiaries has altered its Memorandum and Articles or Charter documents since its incorporation, except as disclosed in its minute books, and the Registrar of Companies for British Columbia and the equivalent corporate authority in Washington have duly approved and registered all alterations;

(t) to the best of One Day's knowledge, there is no basis for and there are no actions, suits, judgments, investigations, or proceedings outstanding or pending or, to the Vendors' knowledge, threatened against or affecting the Shares, the Companies, or the Assets at law or in equity or before or by any court or federal, provincial, state, municipal, or other government authority, department, commission, board, bureau, or agency;

(u) to the best of One Day's knowledge, the Companies are not in breach, violation, or infringement of:

     (i)  any  laws,  ordinances,   statutes,  regulations,  bylaws,  judgments,
          orders, or decrees to which it is subject or that apply to them; or

     (ii) any patent, copyright, trade-mark, license, or other industrial or intellectual property held by any other Person;

(v) to the best of One Day's knowledge, the Companies have obtained all permits, certificates, approvals, registrations, and licenses required for the operation of the Business as it is presently being conducted, and the Companies have not experienced, noted, or recorded any violations of


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     any permits, certificates,  approvals,  registrations, and licenses, and no proceeding is pending or threatened to revoke or limit any of them;

(w) to the best of One Day's knowledge, the Companies have not experienced nor are the Vendors aware of any occurrence or event that has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of their operations;

(x) to the best of One Day's knowledge, the Companies have promptly and properly recorded or filed all of their material transactions in or with their respective books and records, and their minute books contain all records of the meetings and proceedings of shareholders and directors;

(y)  the only present directors and officers of the Company are as follows:

          Name:                              Positions:
          -----                              ----------
          Brett Johnson                      President and Director
          Paul J.C. McCrea                   Secretary, Treasurer, and Director
          Edward Alfke                       Director
          Patrick Hill                       Director

(z) the only present directors and officers of Surplus Office Systems Holdings, Inc. are as follows:

          Name:                              Positions:
          -----                              ----------
          Brett Johnston                     Director and President
          Patrick Hill                       Vice President
          Paul McCrea                        Secretary and Treasurer

(aa) to the best of One Day's knowledge, the only present directors and officers of Surplus Office Systems, LLC are as follows:

          Name:                              Positions:
          -----                              ----------
          Darren Berezowski                  Manager

(bb) to the best of One Day's knowledge, Schedule "G" contains a true and correct listing of all valid and outstanding Contracts of the Companies;

(cc) to the best of One Day's knowledge, the Board of Directors of each of the Companies, as appropriate or necessary, has approved all of the Contracts set out in Schedule "G" and the Companies are not in material breach of or default under any of the terms, conditions, covenants, or provisions of the Contracts, nor have the Companies done or omitted to do anything that, with the giving of notice or lapse of time or both, would constitute a breach of or default under any Contract;

(dd) the Vendors are not a party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining;

(ee) to the best of One Day's knowledge, the name and position of each of the Companies' present employees, the duration of the employment of each employee with the Companies, and the

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                                       9



     remuneration, benefit obligations, and accrued vacation pay for each employee is accurately set out in Schedule "H", and the Companies will have paid the full amounts of salaries, pensions, bonuses, commissions, and other remuneration of any nature, including severance pay and unpaid earned wages of the present or former directors, officers, employees, salesmen, consultants, and agents of the Companies, as at the Closing Date, up to the most recent pay day;

(ff) to the best of One Day's knowledge, since March 31, 2000, the Companies have not increased the pay of or paid or agreed to pay any pension, bonus, share of profits, or other similar benefit to or for the benefit of any employee, director, officer, or agent of the Companies;

(gg) to the best of One Day's knowledge, there are no pension, profit sharing, incentive, bonus, or similar plans or other compensation plans affecting the Companies and they have no unfunded or unpaid liability for any plans, except for the monthly remittances paid in respect of U.I.C., C.P.P., Workers' Compensation, and similar remittances in the United States;

(hh) to the best of One Day's knowledge, the Companies do not have any Contracts, undertakings, or arrangements, whether oral, written, or implied, with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others that they cannot terminate on less than one month's notice;

(ii) to the best of One Day's knowledge and except as otherwise disclosed to the Purchaser, the Companies have been assessed for federal and provincial or state income tax for all years to and including the period ended March 31, 2000, and they have withheld and remitted to Revenue Canada or the Internal Revenue Service, or any other applicable tax collecting authority, all amounts required to be remitted to them respecting payments to employees or to non-residents or otherwise, and have paid all instalments of corporate taxes due and payable;

(jj) to the best of One Day's knowledge and except as otherwise disclosed to the Purchaser, the Companies have filed all tax returns, filings, and reports required by law to be filed prior to the date of this Agreement, including all federal, provincial, and state income tax returns, all returns and filings pertaining to compensation of employees of the Companies for job related injuries required by any state or federal law, and any other tax returns applicable to the Companies, and those returns, filings, and reports are true, complete, and correct, and the Companies have paid all taxes and other government charges, including all income, excise, sales, business, and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees, and licences required to be paid, and if not required to be paid as at the date of this Agreement, have been accrued in the financial statements contained in Schedule "B";

(kk) to the best of One Day's knowledge and except as otherwise disclosed to the Purchaser, the Companies have made adequate provision for taxes payable by the Companies for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time for the filing of any tax return by or payment of any tax, governmental charge, or deficiency by the Companies, and, to the Vendors' knowledge, there are no contingent tax liabilities or any grounds that would prompt a re-assessment; and

(ll) to the best of One Day's knowledge and except as otherwise disclosed to the Purchaser, the Companies have made all elections required to be made under applicable income tax legislation in Canada and the United States, or other tax legislations in connection with any distributions by the Companies, and all elections were true and correct and in the prescribed forms and were made within the prescribed time periods.


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3.2 Representations and Warranties of Johnston: To induce the Purchaser to enter into and consummate this Agreement, Johnston represents and warrants to the Purchaser as follows:

(a) Johnston is the registered holder and beneficial owner of the Shares as set out in Schedule "A" and Johnston has no other interest, legal or beneficial, direct or indirect, in any other securities of the Company or in the Assets or the Business;

(b) Johnston's Shares are free and clear of all Liens, equities, or claims of any kind, except for rights contained in the existing shareholders' agreement, and the Shares are validly issued and outstanding as fully paid and non-assessable;

(c) Johnston has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of its Shares to the Purchaser;

(d) this Agreement constitutes a legal, valid, and binding obligation of Johnston and the Company, enforceable against Johnston and the Company in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(e) Johnston is a resident of Canada, as that term is defined in the Income Tax Act (Canada);

(f)  the Shares represent all of the Company's issued and outstanding shares;

(g) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(h) neither the signing nor delivery of this Agreement, nor the completion of the purchase and sale of the Shares, will:

     (i) violate any of the terms and provisions of the Company's Memorandum or Articles, or any judgment, order, decree, statute, bylaw, regulation, covenant, restriction, or any Contract or agreement applicable to the Vendors, the Companies, or any of the Assets;

     (ii) give any Person the right to terminate or cancel any Contract or any other right, license, permit, or other benefit enjoyed by the Companies, or remove any of the Assets; or

     (iii)result in the creation or imposition of any Lien or restriction of any nature whatsoever in favour of any Person on or against the Assets or the Shares;

(j) the Company is a corporation duly incorporated and validly existing under the laws of British Columbia, is in good standing regarding the filing of annual reports, and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(k) the Company's authorized capital is 10,000 common shares without par value, all of which are held in the aggregate by the Vendors in the proportions set out in Schedule "A";

(l) no Person has any agreement or option or a right capable of becoming an agreement:

     (i) to require the Companies to issue any other securities or to convert or exchange any securities into or for shares of the Companies;

     (ii) for the purchase, subscription, allotment, or issuance of any of the unissued shares of the Companies; or

     (iii)to require the Companies to purchase, redeem, or otherwise acquire any of their issued and outstanding shares;

(m) the Company legally and beneficially owns all of the issued and outstanding shares of Surplus Office Systems Holdings, Inc., which in turn legally and beneficially owns all of the issued and outstanding shares of Surplus Office Systems, LLC, all of which shares of the Subsidiaries are free and clear of all Liens, equities, or claims of any kind, and are validly issued and outstanding as fully paid and non-assessable;

(n) the Subsidiaries are corporations duly incorporated and validly existing under the laws of Washington and are in good standing regarding the filing of annual reports or equivalent documents;

(o) the Company's unaudited financial statements for the years ended March 31, 1999 and March 31, 2000 and the unaudited balance sheets and statements of earnings and retained earnings of each of the Subsidiaries for the year ended March 31, 2000, all of which are attached as Schedule "B", are substantially true and correct in every material respect and present fairly their financial position and the results of their operations for the periods then ended, in accordance with generally accepted accounting principles applied on a basis consistent with that of previous years, except that the Company's draft financial statements for fiscal 2000 need to be finalized as to whether to write off or amortize lease costs;

(p) Surplus Office Systems Holdings, Inc. has no active business and has had no financial or other transactions since its inception;

(q)  since March 31, 2000:

     (i) there have been no material adverse changes in the corporate or financial affairs of the Companies or the Business;

     (ii) the Companies have not discharged or satisfied or paid any Liens or Indebtedness other than current Indebtedness in the normal course of business;

     (iii)the Companies have not made or authorized any single capital expenditure that exceeds $5,000, other than a purchase of computer equipment for approximately $7,000, without full disclosure to the Purchaser;

     (iv) the Companies have neither waived nor surrendered any right of material value; and

     (v)  the Business has been carried on in the normal course;

(r) all Indebtedness of the Companies is disclosed or reflected in Schedules "B" and "D", except Indebtedness incurred in the normal course of business since July 7, 2000, and the Companies have not guaranteed or agreed to guarantee any debt, liability, or other obligation of any Person;

(s) the Companies are not indebted nor under obligation to the Vendors or any directors, officers, employees, or affiliates of the Companies, and specifically the Companies are not liable to pay any outstanding salaries or wages, except in the normal course of business, except for a profit sharing bonus owed to Darren Berezowski for fiscal 2000 and except that the Company owes $93,162.22 to One Day Holdings Ltd. for invoices rendered in respect of renovation expenses and except for lease obligations of the Company to One Day and affiliates of One Day;

(t) neither the Vendors nor any director, officer, employee, or affiliate of the Companies are indebted or under obligation to the Company on any account whatsoever;

(u) the Companies have not made, declared, or authorized any dividends or other distribution on any of their shares;

(v) the Companies have the corporate power to own the Assets owned by them as shown in Schedule "C" and to carry on the Business, the Company is duly registered and qualified to carry on business in British Columbia and the Subsidiaries are duly registered and qualified to carry on business in Washington and all other jurisdictions in which they do so;

(w) the Companies have good and marketable title or rights to and possession of all the Assets free and clear of all Liens or other claims whatsoever, except the Permitted Liens, and neither the Vendors nor any of their family or affiliates own any Assets used by the Companies;

(x) each item of machinery and equipment comprised in the Assets is in normal operating condition and in a state of reasonable maintenance and repair;

(y) the Accounts Receivable are bona fide and collectible and are not subject to defenses, counterclaims, or set-off;

(z) neither the Company nor any of the Subsidiaries has altered its Memorandum and Articles or Charter documents since its incorporation, except as disclosed in its minute books, and the Registrar of Companies for British Columbia and the equivalent corporate authority in Washington have duly approved and registered all alterations;

(aa) there is no basis for and there are no actions, suits, judgments, investigations, or proceedings outstanding or pending or, to the Vendors' knowledge, threatened against or affecting the Shares, the Companies, or the Assets at law or in equity or before or by any court or federal, provincial, state, municipal, or other government authority, department, commission, board, bureau, or agency;

(bb) to the Vendors' best knowledge, the Companies are not in breach, violation, or infringement of:

     (j)  any  laws,  ordinances,   statutes,  regulations,  bylaws,  judgments,
          orders, or decrees to which it is subject or that apply to them; or

     (iii)any patent, copyright, trade-mark, license, or other industrial or intellectual property held by any other Person;

(cc) the Companies have obtained all permits, certificates, approvals, registrations, and licenses required for the operation of the Business as it is presently being conducted, and the Companies have not experienced, noted, or recorded any violations of any permits, certificates, approvals, registrations, and licenses, and no proceeding is pending or threatened to revoke or limit any of them;

(dd) the Companies have not experienced nor are the Vendors aware of any occurrence or event that has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of their operations;

(ee) the Companies have promptly and properly recorded or filed all of their material transactions in or with their respective books and records, and their minute books contain all records of the meetings and proceedings of shareholders and directors;

(ff) the only present directors and officers of the Company are as follows:

          Name:                              Positions:
          -----                              ----------
          Brett Johnson                      President and Director
          Paul J.C. McCrea                   Secretary, Treasurer, and Director
          Edward Alfke                       Director
          Patrick Hill                       Director

(gg) the only present directors and officers of Surplus Office Systems Holdings, Inc. are as follows:

          Name:                              Positions:
          -----                              ----------
          Brett Johnston                     Director and President
          Patrick Hill                       Vice President
          Paul McCrea                        Secretary and Treasurer

(hh) the only present directors and officers of Surplus Office Systems, LLC are as follows:

          Name:                              Positions:
          -----                              ----------
          Darren Berezowski                  Manager

(ii) Schedule "G" contains a true and correct listing of all valid and outstanding Contracts of the Companies;

(jj) the Board of Directors of each of the Companies, as appropriate or necessary, has approved all of the Contracts set out in Schedule "G" and the Companies are not in material breach of or default under any of the terms, conditions, covenants, or provisions of the Contracts, nor have the Companies done or omitted to do anything that, with the giving of notice or lapse of time or both, would constitute a breach of or default under any Contract;

(kk) the Vendors are not a party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining;

(ll) the name and position of each of the Companies' present employees, the duration of the employment of each employee with the Companies, and the remuneration, benefit obligations, and accrued vacation pay for each employee is accurately set out in Schedule "H", and the Companies will have paid the full amounts of salaries, pensions, bonuses, commissions, and other remuneration of any nature, including severance pay and unpaid earned wages of the present or former directors, officers, employees, salesmen, consultants, and agents of the Companies, as at the Closing Date, up to the most recent pay day;

(mm) since March 31, 2000, the Companies have not increased the pay of or paid or agreed to pay any pension, bonus, share of profits, or other similar benefit to or for the benefit of any employee, director, officer, or agent of the Companies;

(nn) there are no pension, profit sharing, incentive, bonus, or similar plans or other compensation plans affecting the Companies and they have no unfunded or unpaid liability for any plans, except for the monthly remittances paid in respect of U.I.C., C.P.P., Workers' Compensation, and similar remittances in the United States;

(oo) the Companies do not have any Contracts, undertakings, or arrangements, whether oral, written, or implied, with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others that they cannot terminate on less than one month's notice;

(pp) the Companies have been assessed for federal and provincial or state income tax for all years to and including the period ended March 31, 2000, and they have withheld and remitted to Revenue Canada or the Internal Revenue Service, or any other applicable tax collecting authority, all amounts required to be remitted to them respecting payments to employees or to non-residents or otherwise, and have paid all instalments of corporate taxes due and payable;

(qq) the Companies have filed all tax returns, filings, and reports required by law to be filed prior to the date of this Agreement, including all federal, provincial, and state income tax returns, all returns and filings pertaining to compensation of employees of the Companies for job related injuries required by any state or federal law, and any other tax returns applicable to the Companies, and those returns, filings, and reports are true, complete, and correct, and the Companies have paid all taxes and other government charges, including all income, excise, sales, business, and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees, and licences required to be paid, and if not required to be paid as at the date of this Agreement, have been accrued in the financial statements contained in Schedule "B";

(rr) the Companies have made adequate provision for taxes payable by the Companies for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time for the filing of any tax return by or payment of any tax, governmental charge, or deficiency by the Companies, and, to the Vendors' knowledge, there are no contingent tax liabilities or any grounds that would prompt a re-assessment;

(ss) the Companies have made all elections required to be made under applicable income tax legislation in Canada and the United States, or other tax legislations in connection with any distributions by the Companies, and all elections were true and correct and in the prescribed forms and were made within the prescribed time periods; and

(tt) to the Vendors' best knowledge, all information set out in the Schedules to this Agreement is complete and accurate in every material respect.

3.3 The Vendors' representations, warranties, covenants, and agreements contained in this Agreement, as may be amended by the certificate given by the
Vendors in accordance with section 6.4, or in any certificates or documents delivered under this Agreement or in connection with the transaction contemplated by this Agreement will be true and correct at and as of the Closing Date as though the representations and warranties were made at and as of that time. Despite any investigations or inquiries made by the Purchaser before the signing of this Agreement or the waiver of any condition by the Purchaser, the Vendors' representations, warranties, covenants, and agreements, as amended by the said certificate will survive the signing and closing of this Agreement and, despite the purchase and sale provided for in this Agreement, will continue in full force and effect for one year from the Closing Date. If any of these representations and warranties are found to be incorrect or if the Vendors breach or are found to breach any covenant or agreement, which incorrectness or breach will result in the Purchaser sustaining, directly or indirectly, any loss or damage, then and subject to the provisions of section 8.1, the Purchaser will be entitled to be indemnified by the Vendors for such loss to the extent set out in section 8.1.

4. PURCHASER'S REPRESENTATIONS AND WARRANTIES

4.1 To induce the Vendors to enter into and consummate this Agreement, the Purchaser represents and warrants to the Vendors as follows:

(a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, and the Purchaser has the power and capacity to enter into this Agreement and carry out its terms;

(b) the signing and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the Purchaser's part;

(c) this Agreement constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(d) the signing, delivery, and performance of this Agreement and of the other agreements contemplated or referred to in this Agreement, and the completion of the transactions contemplated by this Agreement, will not constitute or result in a violation or breach or default under:

     (i) any term or provision of any of the Articles of Incorporation, as amended, Bylaws, or other constating documents of the Purchaser;

     (ii) the terms of any indenture, agreement, instrument, or understanding, or other obligation or restriction to which the Purchaser is a party or by which it is bound; or

     (iv) any term or provision of any licenses, registrations, or qualification of the Purchaser or any court, government authority, or regulatory body, or any applicable law or regulation of any jurisdiction;

(e) the Ableauctions Shares will, on Closing, be validly issued as fully paid and non-assessable;

(f) the Purchaser is a "reporting issuer" in the United States within the meaning of the Securities Exchange Act of 1934; and

(g) the Purchaser's shares of common stock are listed and posted for trading on the Exchange.

4.2 The Purchaser's representations, warranties, covenants, and agreements contained in this Agreement or in any certificates or documents delivered under this Agreement or in connection with the transaction contemplated by this Agreement will be true and correct at and as of the Closing Date as though the representations and warranties were made at and as of that time. Despite any investigations or inquiries made by the Vendors before the signing of this Agreement or the waiver of any condition by the Vendors, the Purchaser's representations, warranties, covenants, and agreements will survive the signing and closing of this Agreement and, despite the purchase and sale provided for in this Agreement, will continue in full force and effect for one year from the Closing Date. If any of these representations and warranties are found to be incorrect or if the Purchaser breaches or is found to breach any covenant or agreement, which incorrectness or breach will result in the Vendors sustaining, directly or indirectly, any loss or damage, then the Purchaser will pay to the Vendors the amount of the loss or damage within 30 days of receiving notice of the loss or damage.

5. COVENANTS OF THE PARTIES

5.1 Between the date of this Agreement and the Closing Date, the Companies will not:

(a)  issue,  or enter  into any  agreements  to  issue,  any  securities  of the
     Companies,   including  without  limitation  shares,   warrants,   options,
     convertible securities, or rights to purchase shares;

(b) redeem, purchase, or otherwise acquire or commit to acquire any of the shares of the Companies;

(c)  amend their Charter documents;

(d) effect any subdivision, consolidation, or reclassification of any of the shares of the Companies;

(e) enter into any Contracts of any nature whatsoever except with the Purchaser's prior written consent;

(f) purchase or sell any of the Assets except bona fide inventory sold in the normal course of business to Persons at arm's length to the Companies, their directors and officers, and the Vendors;

(g)  make any capital expenditure in excess of $5,000; and

(h) make or agree to make any payment to any director, officer, employee, or agent of the Companies except in the normal course of business and at the regular rates of salary and commission for that person or as reasonable reimbursement for expenses incurred by that person in connection with the Companies.

5.2 Between the date of this Agreement and the Closing Date, the Vendors and the Company will:

(a) permit, at all reasonable times, the Purchaser and its officers, counsel, accountant, and other representatives full access, during normal business hours, to the Assets, Contracts, books and records, minute books, and share registers of the Companies, and give the Purchaser and its representatives all information about the Companies that they may reasonably require;

(b) conduct the Business and affairs of the Companies diligently and only in the normal course;

(c) preserve and maintain the Companies' employees, customers, suppliers, and goodwill, and the Assets and the Business;

(d) promptly advise the Purchaser regarding any development that materially affects the Companies, the Business, or the Assets, in either case taken as a whole; and

(e) use their best efforts to assist the Purchaser in obtaining the approval of the Exchange regarding listing of the Ableauctions Shares.

5.3 The Purchaser agrees to:

(a) apply for, and use its best efforts to obtain approval of, listing of the Ableauctions Shares on the Exchange; and

(b) on request by the Vendors or either of them, prepare or arrange for a letter, legal opinion, or other document to be delivered to the Purchaser's transfer agent as may be reasonably required in order for the Vendors or either of them to transfer any of the Ableauctions Shares, provided that such transfer complies with all resale restrictions applicable to the Ableauctions Shares.

6. CLOSING MATTERS

6.1 In this Agreement, the "Closing Date" means the date mutually agreed to by the parties, which will be within five business days following the receipt of the approval required by paragraph 6.3(c) and the fulfilment or waiver of all other closing conditions, which approval and conditions must be obtained, fulfilled, or waived not later than July 26, 2000. If the transactions contemplated by this Agreement do not close by July 26, 2000, then this Agreement will terminate unless the parties mutually agree to extend the Closing Date, which extension is not to be unreasonably withheld. On the Closing Date, the Vendors and the Purchaser will complete the transactions contemplated by this Agreement and deliver the documents required to complete the transactions. The closing will be held at the place mutually agreed on by the parties, failing which the closing will be held at the offices of the Purchaser's solicitor, Claudia L. Losie, 1700 - 1185 West Georgia Street, Vancouver, British Columbia.

6.2 The Purchaser's obligation to complete the transactions contemplated by this Agreement is subject to the conditions that:

(a) the Purchaser will have completed due diligence to its satisfaction in respect of the Companies (particularly the Subsidiaries), the Business, the Assets, and other corporate matters related to the Subsidiaries;

(b) the Vendors will sell to the Purchaser not less than 100% of the issued shares of the Company;

(c)  the Companies  taken as a whole will have no  Indebtedness  (including  the
     Permitted   Liens)  in  excess  of  $975,000   (excluding   premises  lease
     obligations) on the Closing Date;

(d)  the  representations  and warranties of the Vendors set forth in paragraphs
     3.1 and 3.2 of this Agreement will be true and correct in every particular as if the Vendors made those representations and warranties on the Closing Date;

(e) the Vendors and the Company will have performed or complied with all covenants and agreements to be performed by them;

(f) the Purchaser will have obtained an independent valuation of the Shares indicating a fair market value of not less than $1,250,000;

(g) the Vendors will have delivered all documents to be delivered by it under paragraph 6.4 of this Agreement; and

(h) the Companies will not have experienced any event or condition or have taken any action of any kind adversely affecting the Assets or the Business to materially reduce the value of the Assets or the Business to the Purchaser.

     The conditions set forth in this paragraph 6.2 are for the exclusive benefit of the Purchaser and the Purchaser may waive these conditions in writing in whole or in part on or before the Closing Date, but save as so waived, the completion by the Purchaser of the transaction contemplated by this Agreement will not prejudice or affect in any way the Purchaser's rights regarding the Vendors' representations and warranties set forth in paragraphs 3.1, 3.2, and 3.3.

6.3 The Vendors' obligations to complete the transaction contemplated by this Agreement are subject to the conditions that:

(a)  the  Purchaser's  representations  and warranties as set forth in paragraph
     4.1 will be true and correct in every particular as if the Purchaser made those representations and warranties on the Closing Date;

(b) the Purchaser will have performed or complied with all covenants and agreements to be performed or complied with by it;

(c) the Purchaser will have obtained the approval of the Exchange to the listing of the Ableauctions Shares;

(d) the Purchaser will have delivered all documents to be delivered by it under paragraph 6.5;

(e) the Vendors will have been released and discharged as guarantors on the Company's line of credit with the Royal Bank of Canada; and

(f)  the debt to One Day referred to in section 3.1(n) will be paid on Closing.

     The conditions set forth in this paragraph 6.3 are for the Vendors' exclusive benefit and the Vendors may waive these conditions in writing in whole or in part on or before the Closing Date, but save as so waived, the completion by the Vendors of the transaction contemplated by this Agreement will not prejudice or affect in any way the Vendors' rights regarding the Purchaser's representations and warranties set forth in paragraphs 4.1 and 4.2.

6.4 On the Closing Date, the Vendors will deliver or cause to be delivered to the Purchaser the following:

(a) all of the Companies' corporate records, books of account, Assets, Contracts, registers, and documents, including the Companies' minute books and corporate seals;

(b) a legal opinion of the solicitors of the Vendors or the Company that the Company is in good standing, the Shares are validly issued, fully paid, and non-assessable, the Company has taken all necessary corporate actions to authorize and approve the transfer of the Shares to the Purchaser, and the transfer will not breach or cause a breach of any terms of the Company's Memorandum and Articles;

(c) a legal opinion of the solicitors of the Companies that the Companies are in good standing and the outstanding shares of the Companies are validly issued, fully paid, and non-assessable;

(d) a certificate signed by the Vendors confirming the accuracy of all representations and warranties contained in paragraph 3.1 of this Agreement, save as described in such certificate, the fulfilment of all covenants and conditions under this Agreement, unless waived, and any other matters that the Purchaser may reasonably require;

(e) sequential resignations in writing of all current directors and officers of the Companies and sequential appointments of new directors and officers of the Company as nominated by the Purchaser evidenced by duly signed resolutions of the Companies' directors;

(f) the Investment Letter completed and signed by each of the Vendors in the form attached as Schedule "I"; and

(g) a signed Employment Agreement between Surplus Office Systems, LLC and Able Auctions (1991) Ltd. and Brett Johnston in the form attached as Schedule "J".

6.5 On the Closing Date, the Purchaser will deliver to the Vendors the following:

(a) a certified cheque or banker's draft in the amount of $500,000 payable by the Purchaser to the Vendors in accordance with the direction of the Vendors;

(b) share certificates representing the Ableauctions Shares registered in the names of the Vendors or their nominees;

(c) a legal opinion of the solicitor of the Purchaser in Florida that the Company is in good standing and the Ableauctions Shares are validly issued, fully paid, and non-assessable;

(d) a copy of the approval letter, if any, required under paragraph 6.3(c) of this Agreement; and

(e) a signed Employment Agreement between Surplus Office Systems, LLC and Able Auctions (1991) Ltd. and Brett Johnston in the form attached as Schedule "J".

7. TRANSACTION EXPENSES

7.1 Each party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transaction contemplated by this Agreement. All costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the condition or fulfil the covenant in question. Without limiting the generality of the foregoing, the Purchaser will bear all costs and expenses related to obtaining the approval of the Exchange regarding listing of the Ableauctions Shares required by paragraph 6.3(c), except to the extent that the Vendors are required to provide any documentation or information to complete the same, in which event the Vendors will bear the cost of providing that documentation or information.

8. INDEMNITY

8.1 The Vendors will indemnify and hold harmless the Purchaser from and against:

(a) any and all losses, damages, or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfilment of any covenant on the part of the Vendors or the Companies under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendors to the Purchaser; and

(b) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incidental to the foregoing,

provided that:

(c) the Purchaser gives the Vendors written notice of its claim for indemnification (which notice will, with reasonable particularity, specify the factual basis for the claim) on or before the day that is one year from the Closing Date; and

(d) the aggregate amount of any and all claims made under this section 8.1 exceeds $50,000, it being understood that once such amount is exceeded, the aggregate of all such claims in excess of $50,000 will be payable to the Purchaser or the Company by the Vendors; and

(e) One Day will only be liable in connection with any misrepresentation, breach of warranty, or non-fulfilment of any covenant on the part of One Day;

(f) One Day will be liable only in connection with a misrepresentation under subsections 3.1(a) through (f); and

(g)  the liability of One Day will be limited to $625,000 in the aggregate.

8.2 The Purchaser will indemnify and hold harmless the Vendors from and against:

(a) any and all losses, damages, or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfilment of any covenant on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Purchaser to the Vendors; and

(b) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incidental to the foregoing,

provided that:

(c) the Vendors give the Purchaser written notice of their claim for indemnification (which notice will, with reasonable particularity, specify the factual basis for the claim) on or before the day that is one year from the Closing Date; and

(d) the aggregate amount of any and all claims made under this section 8.2 exceeds $50,000, it being understood that once such amount is exceeded, the aggregate of all such claims in excess of $50,000 will be payable to the Vendors by the Purchaser; and

(e) the liability of the Purchaser will be limited, in the aggregate, to $750,000 less any amount paid by the Purchaser to the Vendors in accordance with section 9.1.

8.3 Nothing in this Article 8 will derogate from any party's obligation at law to mitigate any damage suffered or incurred by that party.

9. GUARANTEE

9.1 During the three month period commencing one year after the date of issuance of the Ableauctions Shares, if any of the Vendors sell all or any of their Ableauctions Shares at a gross selling price per share that is less than US$3.765, then the Purchaser will pay to the selling Vendor(s) in cash the difference between the gross selling price and US$3.765 for each Ableauctions Share sold during that period.

10. RIGHT OF FIRST REFUSAL

10.1 If the Purchaser wishes to sell, transfer, or otherwise dispose of or offer to sell, transfer, or dispose of its interest in the Shares or all or substantially all of the Assets any time after the Closing Date until July 26, 2005, the Purchaser will first offer by notice in writing (the "Notice") to sell, transfer, or dispose of its interest to the Vendors or their nominee. The Notice will set forth:

(a)  the interest of the Purchaser that is being offered for sale;

(b)  the selling price;

(c)  the terms and conditions of the sale; and

(d) that the Notice is open for acceptance for a period of 30 days after receipt of the Notice by the Vendors (the "Acceptance Period").

10.2 If the Vendors or their nominee wish to purchase the Shares or the Assets on the terms and conditions set out in the Notice, the Vendors must give notice of acceptance in writing to the Purchaser within the Acceptance Period and the purchase and sale of the Shares or the Assets from the Purchaser to the Vendors or their nominee must be completed by the later of the last day of the Acceptance Period and 60 days from the receipt of the Notice by the Vendors (the "Completion Period").

10.3 If the Vendors do not accept the offer contained in the Notice or do not complete the purchase and sale within the Completion Period, the Purchaser may sell, transfer, or otherwise dispose of its interest to any other Person, but only for the consideration and on the terms and conditions set out in the Notice and only within the period of 90 days after the expiry of the Acceptance Period or the Completion Period (if the Notice was accepted and no purchase and sale takes place within the Completion Period). If the Purchaser does not sell, transfer, or dispose of its interest within the 90 day period for the same or greater consideration and on the same terms and conditions set out in the Notice, the provisions of this Agreement will again become applicable to the sale, transfer, or disposition of the Purchaser's interest in the Shares or the Assets and so on from time to time.

11. NOTICES

11.1 Any notices to be given by either party to the other will be sufficiently given if delivered personally or transmitted by facsimile or if sent by registered mail, postage prepaid, to the parties at their respective addresses shown on the first page of this Agreement, or to any other addresses as the parties may notify to the other from time to time in writing. This notice will be deemed to have been given at the time of delivery, if delivered in person or transmitted by facsimile, or within five business days from the date of posting if mailed.

12. GENERAL

12.1 The parties will sign all other documents and do all other things necessary to carry out and give effect to the intent of this Agreement.

12.2 This Agreement will enure to the benefit of and will be binding on the parties and their respective heirs, executors, administrators, successors, and assigns.

12.3 Time will be of the essence of this Agreement.

12.4 This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise, and no terms, conditions, or agreements collateral to this Agreement other than as expressly set forth or referred to in this Agreement. This Agreement supersedes all letters of intent or agreements made between the parties before the date of this Agreement.

12.5 If any part of this Agreement is held invalid or unenforceable by a Court of law, then this Agreement will be read as if the invalid or unenforceable provision were removed.

12.6 The parties may sign this Agreement in several parts in the same form, which parts will together form one original agreement and will be read together and construed as if all signing parties had signed one copy of this Agreement.

12.7 This Agreement will be governed by and construed in accordance with the laws of Florida and the parties will attorn to the jurisdiction of the Courts thereof.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

SIGNED, SEALED AND DELIVERED        )
by BRETT JOHNSTON                   )
in the presence of                  )
                                    )
                                    )
                                    )        BRETT JOHNSTON
------------------------------------)
Witness                             )
                                    )
------------------------------------)
Witness                             )

THE CORPORATE SEAL OF               )
one day holdings ltd.               )
was affixed in the presence of      )
                                    )
                                    )
                                    )        c/s
------------------------------------)
Authorized Signatory                )
                                    )
------------------------------------)
Authorized Signatory                )


THE CORPORATE SEAL OF               )
ableauctions.com, inc.              )
was affixed in the presence of      )
                                    )
                                    )
                                    )
                                    )        c/s
------------------------------------)
Authorized Signatory                )
                                    )
------------------------------------)
Authorized Signatory                )


THE CORPORATE SEAL OF               )
johnston's surplus office           )
SYSTEMS LTD. was affixed in         )
the presence of                     )
                                    )
                                    )
                                    )
                                    )        c/s
------------------------------------)
Authorized Signatory                )
                                    )
------------------------------------)
Authorized Signatory                )

                                  SCHEDULE "A"

                                   The Vendors



Name and Address               Number of Shares Held         Percentage of Total
                                                                Issued Shares
--------------------------------------------------------------------------------
Brett Johnston                     5,000 common                    50%
2996 Spuraway Avenue
Coquitlam, B.C.
V3C 2E3

One Day Holdings Ltd.              5,000 common                    50%
1588 Rand Avenue
Vancouver, B.C.
V6P 3G2

TOTAL                              10,000 common                   100%

                                  SCHEDULE "B"

                              Financial Statements

1. Unaudited Financial Statements for the Company for the year ended March 31, 1999.

2. Unaudited Financial Statements for the Company for the year ended March 31, 2000.

3. Unaudited Balance Sheet and Statements of Earnings and Retained Earnings for Surplus Office Systems Holdings, Inc. for the year ended March 31, 2000.

4. Unaudited Balance Sheet and Statements of Earnings and Retained Earnings for Surplus Office Systems, LLC for the year ended March 31, 2000.

                                  SCHEDULE "C"

                                 List of Assets

                                  SCHEDULE "D"

                     List of Indebtedness as at July 7, 2000

1.   Royal Bank of Canada credit line of up to $500,000.

2. Obligations under Lease of Premises at 1560 and 1570 Rand Avenue, Vancouver, of five years ending July 31, 2004.

                                  SCHEDULE "E"

                             List of Permitted Liens

1. Security interest in favour of the Royal Bank of Canada regarding line of credit - PPSA Registration #7793744.

2. Security interest in favour of Newcourt Financial Ltd. regarding 1988 Raymond forklift - PPSA Registration #7291409.

3. Security interest in favour of WS Leasing Ltd. regarding 1992 Subaru SVX - PPSA Registration #7887976.

4.   Security interest in favour of De Lage Landen Financial Services, Canada, a
     Division  of  Rabobank  Canada  regarding   woodworking  equipment  -  PPSA
     Registration #8968280.

                                  SCHEDULE "F"

                 List of Accounts Receivable as at July 7, 2000

                                  SCHEDULE "G"

                                List of Contracts

                                  SCHEDULE "H"

                               Terms of Employment

                                  SCHEDULE "I"

                                Investment Letter

                                  SCHEDULE "J"

                              Employment Agreement